EXHIBIT 99.1

PRESS RELEASE

Nexscient® Acquires Flipside AI,

Completing $6.2M Deal to Expand Physical AI Data Capabilities

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Appoints Anthony De Luna as a Director

and Chief Technology Officer of Nexscient

LOS ANGELES, CA / APRIL 1, 2026 / ACCESSWIRE — Nexscient, Inc. (OTCQB: NXNT), a leading innovator in artificial intelligence applications and intelligent enterprise solutions, today announced the successful closing of its previously announced acquisition of Flipside Digital Content Company, Inc. (“Flipside AI”), a Philippines-based leader in AI data engineering, and the appointment of Anthony S. De Luna, founder and Chief Executive Officer of Flipside AI, as Chief Technology Officer of Nexscient.  Mr. De Luna was also appointed to Nexscient’s Board of Directors.

With the transaction now complete, Nexscient has acquired 100% of Flipside AI’s issued and outstanding shares for an aggregate consideration of approximately $6.20 million, consisting of $600,000 in cash, a $450,000 convertible promissory note, and 6,846,000 shares of Nexscient’s restricted common stock.  All customary closing conditions have been satisfied, including completion of the multi-step reorganization process, required regulatory filings, and receipt of applicable government clearances.

“The closing of this acquisition marks a defining milestone for Nexscient,” said Fred E. Tannous, President & Chief Executive Officer of Nexscient, Inc. “Flipside’s specialized expertise in deep annotation and meta labeling for Physical AI, combined with their proven operational infrastructure and talented global workforce, gives us an immediate competitive advantage in one of the fastest-growing segments of the AI market.  We look forward to delivering the high-quality, scalable dataset solutions that enterprise and robotics AI customers demand,” he added.

Flipside AI brings deep expertise in structured data collection, human-in-the-loop judgment workflows, and rigorously quality-controlled curation pipelines, with particular specialization in Physical AI data engineering for next-generation Vision-Language-Action (VLA) models and embodied AI systems.  The company was among Scale AI’s earliest production partners and has since scaled to support precision annotation, validation, and quality assurance pipelines across 2D/3D vision, LiDAR, sensor fusion, and multimodal datasets.  The combined organization is now positioned to serve enterprise and next-generation AI customers worldwide with a comprehensive, end-to-end AI data platform.

“Today marks the beginning of an exciting new chapter for the Flipside team,” said Anthony De Luna, Chief Executive Officer of Flipside AI. “Joining Nexscient gives us the strategic platform, resources, and global reach to accelerate what we’ve built, delivering even greater precision, scale, and innovation to our customers. Our combined capabilities in Physical AI data are truly differentiated, and I’m proud of what our teams will accomplish together,” he added.

The acquisition meaningfully expands Nexscient’s global footprint and enhances its capabilities across computer vision, natural language processing, physical AI, and generative AI training data workflows, advancing the company’s vision of building a fully vertically integrated AI ecosystem spanning data, software, infrastructure, and applied intelligence.

The global AI robotics market, where Physical AI data plays a critical role, is projected to grow from approximately $16.1 billion in 2024 to more than $124.8 billion by 2030, according to a Grand View Research report.  By leveraging the Flipside AI acquisition, management believes Nexscient will be better positioned to capture a significant share of this expanding opportunity.

Anthony De Luna Appointed as a Director and Chief Technology Officer of Nexscient

In conjunction with the closing, the Board of Directors appointed Mr. De Luna as a Director and Chief Technology Officer of Nexscient.  In a dual capacity, Mr. De Luna will continue to serve as CEO of Flipside AI, maintaining full operational oversight of the company he founded, while bringing Flipside AI’s enterprise-grade data engineering capabilities directly to bear on Nexscient’s expanding platform.

Mr. De Luna brings over three decades of experience spanning structured data systems, digital publishing infrastructure, and AI data engineering.  His career has tracked three transformative infrastructure cycles: XML-based information indexing at Innodata Inc. in the 1990s; digital publishing and the development of EPUB distribution standards at Barnes & Noble in the 2000s; and the Physical AI frontier from 2018 to the present, leading Flipside AI as a production-grade data engineering partner to global automotive OEMs, Tier-1 suppliers, autonomous vehicle programs, robotics developers, and satellite intelligence platforms.

“Anthony’s appointment as CTO represents a significant addition to Nexscient’s leadership team,” said Fred E. Tannous. “His three-decade track record of building foundational infrastructure for successive waves of emerging technology—from digital publishing to autonomous systems—reflects exactly the caliber of expertise we need to advance our vision. We are equally pleased that he will continue to lead Flipside AI, whose capabilities are closely aligned with our technical roadmap,” he added.

At Nexscient, Mr. De Luna will oversee the technical integration of high-scale data pipelines into public-market platforms, with current focus areas including Vision-Language-Action (VLA) systems, multimodal training infrastructure, and world-model data architectures for physical AI applications. His appointment reflects Nexscient’s strategic commitment to building rigorous, production-ready data foundations for the next generation of autonomous and intelligent systems.

“I look forward to drawing on my experience and deep understanding of data systems to help Nexscient build a precise, scalable, and battle-tested platform capable of meeting the demands of real-world autonomous applications,” said Mr. De Luna. “The convergence of Physical AI, robotics, and autonomous systems demands a new class of data infrastructure, one built with the precision and scale that real-world deployment requires.  I am committed to building that foundation at Nexscient while continuing to advance the work we have established at Flipside AI,” he added.

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About Nexscient, Inc.

Nexscient, Inc. (OTCQB: NXNT) is a forward-thinking AI company developing and delivering advanced artificial intelligence applications and intelligent enterprise solutions. The company is focused on building a vertically integrated ecosystem spanning high-quality training data, software platforms, infrastructure, and applied AI to serve enterprise and emerging technology customers worldwide. For more information, visit https://nexscient.ai.

About Flipside AI

Flipside AI is a leading Philippines-based AI data engineering company specializing in structured data collection, human judgment workflows, and quality-controlled curation pipelines for advanced AI systems, with particular expertise in Physical AI, Vision-Language-Action models, and embodied intelligence datasets. Founded in 2010 as Flipside Digital Content Company and pivoted to AI data engineering in 2018, Flipside AI has supported global automotive OEMs, Tier-1 suppliers, autonomous vehicle programs, robotics developers, and satellite intelligence platforms. For more information, visit https://flipside.ai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not statements of historical fact regarding the intent, belief or current expectations of Nexscient, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; (iv) performance of our products and services, and (v) integration of acquired businesses. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Nexscient’s ability to control. These risks and uncertainties are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, available at https://nexscient.ai. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

MEDIA CONTACT:

Nexscient, Inc.

Fred E. Tannous, President & CEO

Email: fred@nexscient.com

Phone: +1 (310) 494-6620

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